Exhibit 99.1

Metalico, Inc.

FOR IMMEDIATE RELEASE

METALICO CLOSES TOTALCAT STOCK PURCHASE

CRANFORD, NJ, July 10, 2007 – Metalico, Inc. (AMEX: MEA) announced today that it has completed its previously announced purchase of most of the outstanding capital stock of Totalcat Group, Inc., a recycler and manufacturer of catalytic devices headquartered in Newark, New Jersey.

Metalico is a leading scrap metal recycler and lead products fabricator, with scrap operations in New York, Pennsylvania and Ohio and lead fabricating facilities in Alabama, Illinois, Nevada and California. Metalico is directly acquiring 82.5% of Totalcat’s stock in the current transaction, with both sides having rights to require the sale of the remaining Totalcat stock to Metalico at a future date.

Totalcat operates three primary lines of business. Its Federal Autocat subsidiary recovers platinum group metals from scrap ceramic and metallic substrate catalytic converters. Through HyperCat Advanced Catalyst Products™ it manufactures innovative emission control products for the emerging specialty catalytic device market utilizing proprietary nanotechnology. Another HyperCat entity is developing proprietary technology for the cleaning and recycling of diesel particulate filters. Totalcat also has operations in West Goshen, Pennsylvania. The company was previously privately held.

Metalico, Inc. is a rapidly growing holding company with operations in two principal business segments: ferrous and non-ferrous scrap metal recycling, and fabrication of lead-based products. Including the Totalcat acquisition, the Company operates ten recycling facilities through New York, Pennsylvania, Ohio and New Jersey and five lead fabrication plants in Alabama, Illinois, Nevada, and California. Metalico’s common stock is traded on the American Stock Exchange under the symbol MEA.

Forward-looking Statements
This news release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements with respect to Metalico’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond Metalico’s control, and which may cause Metalico’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. Metalico assumes no obligation to update the information contained in this news release.

CONTACTS:

Metalico, Inc.
Carlos E. Agüero, President
Michael J, Drury, Executive Vice President
Metalico, Inc.
(908) 497-9610
Fax: (908) 497-1097
info@metalico.com

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